EXHIBIT 23.2



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 22, 1996 included and incorporated by reference in Occidental Petroleum Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                              ARTHUR ANDERSEN LLP




Los Angeles, California
December 12, 1996